UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2023

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange
6.75% Series A Mandatory Convertible Preferred Stock	APO PR A	New York Stock Exchange
7.625% Fixed-Rate Resettable Junior Subordinated Notes due 2053	APOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 13, 2023, Apollo Global Management, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of its 6.375% Senior Notes due 2033 (the “Notes”) pursuant to a previously announced underwritten public offering (the “Offering”). The Notes were issued pursuant to an indenture, dated as of November 13, 2023 (the “Indenture”), among the Company, each of the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee. The Indenture is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.

The Notes will bear interest at a rate of 6.375% per annum and will mature on November 15, 2033, unless earlier redeemed or repurchased. Interest on the Notes accrues from and including November 13, 2023 and is payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2024.

The Company intends to use the net proceeds from the sale of the Notes to repurchase, repay, redeem or otherwise retire in full the $500 million aggregate principal amount outstanding of the 4.000% Senior Notes due 2024 (the “2024 Senior Notes”) issued by Apollo Management Holdings, L.P. (“AMH”) pursuant to an indenture, dated as of May 30, 2014, among AMH, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, before or upon their maturity.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2024 Senior Notes.

The Notes were sold pursuant to an effective automatic shelf registration statement on Form S-3 (the “Registration Statement”) (File No. 333-271275) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2023. The terms of the Offering are described in a Prospectus dated April 14, 2023, as supplemented by a Prospectus Supplement dated November 8, 2023. The closing of the sale of the Notes occurred on November 13, 2023.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

Underwriting Agreement

In connection with the issuance and sale of the Notes, the Company entered into an underwriting agreement, dated November 8, 2023 (the “Underwriting Agreement”), with BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, relating to the Notes. The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Opinions of Counsel

The opinions of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Walkers (Cayman) LLP, relating to the validity of the Notes and the related guarantees, are filed as Exhibits 5.1 - 5.13 hereto and are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K (except Exhibit 104) are hereby incorporated by reference into the Registration Statement.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 8, 2023, among Apollo Global Management, Inc. and BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC, as representatives of the underwriters, relating to the 6.375% Senior Notes due 2033.

4.1	Indenture, dated as of November 13, 2023, among Apollo Global Management, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 6.375% Senior Notes due 2033 (included in Exhibit 4.1).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to the 6.375% Senior Notes due 2033.

5.2	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings I, L.P.)

5.3	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings II, L.P.)

5.4	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings III, L.P.)

5.5	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings IV, L.P.)

5.6	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings V, L.P.)

5.7	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VI, L.P.)

5.8	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VII, L.P.)

5.9	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings VIII, L.P.)

5.10	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings IX, L.P.)

5.11	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings X, L.P.)

5.12	Opinion of Walkers (Cayman) LLP (for Apollo Principal Holdings XII, L.P.)

5.13	Opinion of Walkers (Cayman) LLP (for AMH Holdings (Cayman), L.P.)

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1)

23.2	Consent of Walkers (Cayman) LLP (included as part of Exhibits 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12 and 5.13)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ Jessica L. Lomm
Name:	Jessica L. Lomm
Title:	Vice President & Secretary

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